Exhibit 10.2.1

NETLOGIC MICROSYSTEMS, INC.

STOCK OPTION AGREEMENT

NETLOGIC MICROSYSTEMS, INC., a Delaware corporation (the “Company”), has granted you (the “Optionee”) the option (the “Option”) to purchase shares (the “Shares”) of common stock of the Company, par value $.01 per share (“Common Stock”), as set forth in the Notice of Grant of Stock Options which is a part of this Stock Option Agreement (“Agreement”). The Option has been granted as an incentive to Optionee’s continued employment or other association with the Company, and in all respects subject to such continued employment or other association and all other terms and conditions of this Agreement. By accepting the Option in accordance with the E*Trade online OptionsLink System you are agreeing that you and your Spouse or domestic partner are bound by all of the terms of the Stock Option Agreement with respect to such Option grant.

1. Nature of the Option. The Option is intended to be an [Incentive/Nonstatutory] Option within the meaning of the Company’s 2004 Equity Incentive Plan (the “Plan”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan, which provisions are incorporated into this Agreement by this reference. The Optionee confirms and acknowledges that the Optionee has received and reviewed copies of the Plan and the Information Statement, dated [July 23, 2004], with respect to the Plan.

2. Option Price. The “Option Price” is set forth in the Notice of Grant of Stock Options.

3. Vesting and Exercise of Option. The Option shall vest and become exercisable during its term in accordance with the following provisions:

(a) Vesting and Right of Exercise.

(i) An Option shall vest and become exercisable with respect to one-fourth of the Shares at the first anniversary of the Vesting Commencement Date and as to one thirty-sixth of the remaining Shares subject to the Option at the end of each successive month thereafter until all of the shares subject to the Option have vested, subject to the Optionee’s Continuous Employment.

(ii) In the event of the Optionee’s death, disability or other termination of employment, the Option shall be exercisable in the manner and to the extent provided in Section 6.3 of the Plan.

(iii) No fraction of a Share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of Shares covered by the Option shall cause such number to include a fraction of a Share, such number of Shares shall be adjusted to the nearest smaller whole number of Shares.

(b) Method of Exercise. In order to exercise any portion of this Option which has vested, the Optionee shall notify the Company in writing of the election to exercise the Option and the number of Shares in respect of which the Option is being exercised, by executing and delivering the Notice of Exercise of Stock Option in the form attached hereto as Appendix I. The certificate or certificates representing Shares as to which this Option has been exercised shall be registered in the name of the Optionee.

(c) Restrictions on Exercise. This Option may only be exercised with respect any portion hereof which has vested in accordance with subsection (a) above. This Option may not be exercised if the issuance of the Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities law or other law or regulation. Furthermore, the method and manner of payment of the Option Price will be subject to the rules under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board if such rules apply to the Company at the date of exercise. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company at the time of exercise of this Option as in the opinion of legal counsel for the Company may be required by any applicable law or regulation, including the execution and delivery of an appropriate representation statement. Accordingly, the stock certificate(s) for the Shares issued upon exercise of this Option may bear appropriate legends restricting transfer.

4. Non-Transferability of Option. This Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

5. Method of Payment. Payment of the aggregate Option Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash;

(b) certified or bank cashier’s check; or

(c) for as long as there exists a public market for the Common Stock on the date of exercise, by surrender of shares of the Common Stock in accordance with Section 7.1(e) of the Plan, provided that if such shares were acquired upon exercise of an Incentive Option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Code. In this case payment shall be made as follows:

(i) In addition to the execution and delivery of the Notice of Exercise of Stock Option, Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the Market Value of the Common Stock for the day on which the notice of exercise is sent or delivered;

(ii) Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

(iii) The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within two business days from the date of the notice of exercise;

(iv) The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein; and

(v) Notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with Shares of the Company’s Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR §240.16b-3 promulgated under the Securities Exchange Act of 1934 as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

In accordance with Section 7.1(e) of the Plan, the Optionee may elect to pay the exercise price by authorizing a third party to sell Shares subject to the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

6. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by the Option, and the per share exercise price of the Option, shall be proportionately adjusted for certain corporate actions in accordance with and pursuant to Section 8.1 of the Plan. Such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price of Shares of Common Stock subject to the Option.

7. Term of Option. This Option may not be exercised more than ten (10) years from the Grant Date set forth in the signature page of this Agreement, and may be exercised during such term only in accordance with the terms of this Agreement.

8. Not Employment Contract. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law.

9. Income Tax Withholding.

(a) The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by federal, state or local laws as a result of the exercise of this Option.

(b) Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the Option Price or of any tax in connection with the exercise of an Option, including, without limitation, any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code shall be the sole responsibility of the Optionee.

10. Adjustments in Acquisitions. [Applicable provision to be designated by Committee at time of grant.]

[In accordance with the provisions of Section 8.2(a) of the Plan, the Option will Accelerate in full in the event of an Acquisition if the Optionee remains employed by the Company or one of its Affiliates as of the date of the Acquisition, which means the closing date thereof, and the Option is not assumed or replaced by the successor or acquiring entity or the entity in control of such successor or acquiring entity in accordance with Section 8.2 (referred to for purposes of this section as the “Acquirer”). Otherwise, the Option will not Accelerate in the event of an Acquisition. In this regard, if the Optionee is offered employment or some other compensated continuing role by or on behalf of the Acquirer, including but not limited to, continuing employment with the Company, and in connection therewith, the Acquirer offers to assume or replace the Option, the Option will not Accelerate if the Optionee does not accept the offer.] OR [Notwithstanding the provision of Section 8.2(a) of the Plan, in the event of an Acquisition, outstanding options will not vest and become exercisable except as follows: [specify alternative treatment]

Subject to the terms of any other written agreement between the Optionee and the Company related to the Optionee’s employment by or other association with the Company and in accordance with Sections 8.1, 8.2, 8.4 and 8.5 of the Plan, the Committee may, if it so determines in the exercise of its sole discretion, also make provision for proportionately adjusting the number or class of securities covered by the Option, as well as the price to be paid therefor, in the event that the Company effects one or more Acquisitions, corporate separations, reorganizations, liquidations or other increases or reductions of shares of its outstanding Common Stock.

[To be added to option grants to employees who are executive officers and members of management who have a director title or are otherwise identified by the Committee:

If, following a Change of Control in which the Option has been assumed by the successor or acquiring entity as of the date thereof, in the event of the Optionee’s Involuntary Termination of employment within 24 months after the effective date of the Change of Control the vesting of the assumed Option shall be accelerated such that the Option will so vest as of the effective date of such Involuntary Termination with respect to all Shares that would have become vested during such 24-month period but for the Change of Control and Involuntary Termination (assuming the Optionee’s Continuous Employment). An “Involuntary Termination” is one that occurs by reason of dismissal for any reason other than Misconduct or of voluntary resignation following: (i) a change in position that materially reduces the level of the Optionee’s responsibility, (ii) a material reduction in the Optionee’s base salary, or (iii) relocation by more than 50 miles; provided that (ii) and (iii) will apply only if the Optionee has not consented to the change or relocation. “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of the Optionee.]

THIS AGREEMENT is binding upon the parties and entered into effective as of the date set forth in the Notice of Grant of Stock Options.

APPENDIX I

NETLOGIC MICROSYSTEMS, INC.

NOTICE OF EXERCISE OF STOCK OPTION

I                                                                                        (print legibly) hereby elect to exercise the following stock options(s) granted to me by NETLOGIC MICROSYSTEMS, INC. (the “Company”) under its 2004 Equity Incentive Plan (the “Plan”). All shares being purchased are fully vested and exercisable pursuant to Section 3 of the listed Option Agreement.

1.                      Shares at $                  per share (Grant date):                      )

2.                      Shares at $                  per share (Grant date):                      )

3.                      Shares at $                  per share (Grant date):                      )

4.                      Shares at $                  per share (Grant date):                      )

Cash exercise in the amount of $

Shares purchased under the Plan should be issued to me as follows:

Name:

If you choose to include your spouse, you must designate below how you wish your shares to be registered by checking the appropriate box. If we receive no designation, the shares will be designated as Joint Tenants.

             Joint Tenants                                                   Community Property

             Tenants in Common                                      Tenancy by Entirety

Verification by                                                                                                                Stock Administration

Certificate to be delivered to (complete item 1 or 2 below)

1.	Employee	Home Address:	_____________________________________
_____________________________________

2.	(Insert Name of Second Broker)	__________________________________________

	Acct #:	__________________________________________

Contact Name & Number:		__________________________________________

Signature:

Date:

Social Security No.:

[For Company Use Only]

As of the date set forth above, the above named person has the vested right to exercise the number of shares set forth above.

Date:	__________________________________________

Amount due Company: $

NetLogic Microsystems, Inc. Stock Administration

1875 Charleston Road

Mountain View, California 94043

(650) 961-6676